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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  May 30, 2002

                                TECO ENERGY, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

          FLORIDA                     1-8180                   59-2052286
          -------                     ------                   ----------
(State or other jurisdiction     (Commission file            (IRS Employer
     of incorporation)                Number)             Identification No.)


702 North Franklin Street, Tampa Florida                 33602
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  (Address of principal executive offices)            (Zip code)

Registrant's telephone number, including area code: (813) 228-4111

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Item 5. Other Events
        ------------

     See the Press Releases dated May 30, 2002, filed as Exhibits 99.1 and 99.2, and incorporated herein by reference, announcing that TECO Energy, Inc., plans to offer 13.5 million shares of its common stock through underwriters jointly led by Credit Suisse First Boston and UBS Warburg, and affirming earnings guidance to the financial community in conjunction with this announced common stock offering, respectively.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

(c)  Exhibits

     99.1 Press Release dated May 30, 2002, announcing that TECO Energy, Inc., plans to offer 13.5 million shares of its common stock through underwriters jointly led by Credit Suisse First Boston and UBS Warburg.

     99.2 Press Release dated May 30, 2002, affirming TECO Energy, Inc.'s earnings guidance to the financial community in conjunction with its announced offering of 13.5 million shares of common stock.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  May 31, 2002                       TECO Energy, Inc.



                                           By:/s/ S. A. MYERS
                                              -------------------------
                                                  S. A. MYERS
                                              Vice President-Corporate
                                                 Accounting and Tax
                                           (Principal Accounting Officer)

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                                INDEX TO EXHIBITS

Exhibit No.   Description of Exhibits

     99.1 Press release dated May 30, 2002, announcing that TECO Energy, Inc., plans to offer 13.5 million shares of its common stock through underwriters jointly led by Credit Suisse First Boston and UBS Warburg.

     99.2 Press release dated May 30, 2002, affirming TECO Energy, Inc.'s earnings guidance to the financial community in conjunction with its announced offering of 13.5 million shares of common stock.

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